UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2022

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Address of principal executive offices, including ZIP code)

(702) 964-5777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On April 26, 2022, GAN Nevada, Inc. (the “Borrower”), a wholly-owned subsidiary of GAN Limited (the “Company”), entered into a Credit Agreement dated as of April 26, 2022 (the “Credit Agreement”) with BPC Lending I LLC, an affiliate of Beach Point Capital Management LP (the “Lender”) and Alter Domus (US) LLC, as agent for the Lender. The Company has fully guaranteed Borrower’s performance under the Credit Agreement and provided a fixed and floating charge on its assets and a pledge of the stock of its direct subsidiaries, GAN UK Limited and Vincent Group Limited, to secure the Borrower’s obligations.

The Credit Agreement provides for $30.0 million in aggregate principal amount of secured term loans which accrue interest at a floating rate equal to (i) 3-month SOFR (subject to a 1.00% floor) plus (ii) 9.5% per annum, payable quarterly in arrears. The secured loans mature four and one-half years following the closing date, or October 26, 2026.

The Credit Agreement contains certain (a) restrictive covenants, including, but not limited to, restrictions on debt incurrence, restricted payments, affiliate transactions, asset liens and other customary covenants, and (b) financial maintenance covenants, including, but not limited to, a consolidated leverage ratio and consolidated interest coverage ratio. The Credit Agreement also contains representations and warranties, affirmative covenants and events of default customary for an agreement of its type. As is customary, certain events of default could result in an acceleration of the Company’s obligations under the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 28, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2022	GAN Limited

/s/ Karen E. Flores
Karen E. Flores
Chief Financial Officer